
<ARTICLE>                                  7
<LEGEND>
This schedule  contains summary financial  information  extracted from Condensed
Consolidated   Statements  of  Financial  Position  and  Condensed  Consolidated
Statements  of Income and is  qualified  in its  entirety by  reference  to such financial statements.
</LEGEND>
<MULTIPLIER>                       1,000,000

<PERIOD-TYPE>                          3-MOS
<FISCAL-YEAR-END>                DEC-31-1998
<PERIOD-START>                   JAN-01-1998
<PERIOD-END>                     MAR-31-1998
<DEBT-HELD-FOR-SALE>                   3,045
<DEBT-CARRYING-VALUE>                      0
<DEBT-MARKET-VALUE>                        0
<EQUITIES>                               715
<MORTGAGE>                                14
<REAL-ESTATE>                             11
<TOTAL-INVEST>                         6,117
<CASH>                                 1,010
<RECOVER-REINSURE>                         0  <F1>
<DEFERRED-ACQUISITION>                   553
<TOTAL-ASSETS>                        18,875
<POLICY-LOSSES>                          948
<UNEARNED-PREMIUMS>                    1,854
<POLICY-OTHER>                           790
<POLICY-HOLDER-FUNDS>                  1,011
<NOTES-PAYABLE>                        1,294  <F2>
<PREFERRED-MANDATORY>                     50  <F3>
<PREFERRED>                                0
<COMMON>                                 172
<OTHER-SE>                             2,712
<TOTAL-LIABILITY-AND-EQUITY>          18,875
<PREMIUMS>                               417  <F4>
<INVESTMENT-INCOME>                      149
<INVESTMENT-GAINS>                         0  <F5>
<OTHER-INCOME>                           996  <F6>
<BENEFITS>                               226
<UNDERWRITING-AMORTIZATION>               52
<UNDERWRITING-OTHER>                   1,046
<INCOME-PRETAX>                          238
<INCOME-TAX>                              89
<INCOME-CONTINUING>                      149
<DISCONTINUED>                             0
<EXTRAORDINARY>                            0
<CHANGES>                                  0
<NET-INCOME>                             138
<EPS-PRIMARY>                           0.82
<EPS-DILUTED>                           0.80
<RESERVE-OPEN>                           520  <F1>
<PROVISION-CURRENT>                        0  <F1>
<PROVISION-PRIOR>                          0  <F1>
<PAYMENTS-CURRENT>                         0  <F1>
<PAYMENTS-PRIOR>                           0  <F1>
<RESERVE-CLOSE>                            0  <F1>
<CUMULATIVE-DEFICIENCY>                    0  <F1>

<F1>     Available on an annual basis only.
<F2>     Includes short-term borrowings and debt guarantee of ESOP.
<F3>     Preferred  stock  at par  value.  Does  not  include  Company-obligated
         Mandatorily Redeemable Preferred Capital Securities of Subsidiary Trust holding solely to Company's Junior Subordinated Debentures.
<F4>     Includes other income.
<F5>     Included in net investment income.
<F6>     Represents brokerage commissions and fees.

